UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2026 (March 11, 2026)

Cyber Enviro-Tech, Inc.

Exact name of Registrant as Specified in its Charter

Wyoming	333-267560	86-3601702
State or Other Jurisdiction of Incorporation	Commission File Number	IRS Employer Identification Number

6991 E. Camelback Road, Suite D-300

Scottsdale, Arizona 85251

Address of Principal Executive Offices, Including Zip Code

307-200-2803

Registrant's Telephone Number, Including Area Code

Not applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	CETI	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.02.  Unregistered Sales of Equity Securities

On March 11, 2026, Cyber Enviro-Tech, Inc. (the “Company”) issued one (1) share of its Special 2025 Series A Preferred Stock (the “Preferred Stock”) to Kim D. Southworth, the Company’s Chief Executive Officer.

The issuance was made in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended. No cash consideration was paid to the Company in connection with the issuance.

Item 5.01. Change in Control of Registrant

As a result of the issuance of the Preferred Stock on March 11, 2026, Mr. Southworth holds voting power representing approximately 60% of the total voting power of the Company’s outstanding voting securities.

Accordingly, the Company believes that a change in control of the Company occurred on March 11, 2026.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On March 9, 2026, the Company filed a Certificate of Designation with the Secretary of State of Wyoming designating a new series of preferred stock entitled “Special 2025 Series A Preferred Stock” (the “Preferred Stock”), which became effective upon filing.

The Preferred Stock consists of one (1) authorized share. The holder of the Preferred Stock is entitled to voting rights equal to 60% of the total voting power of all issued and outstanding voting securities of the Company, voting together as a single class with the Company’s common stock and any other voting securities.

The Preferred Stock is not convertible into any other class or series of securities of the Company and has no economic rights, including no rights to dividends or distributions and no rights upon liquidation. The Preferred Stock is intended to provide voting control only.

The Company previously had a share of preferred stock designated in 2020 that carried similar voting rights and was convertible into shares of common stock. That share was subsequently acquired by the Company and is currently held as treasury stock. The newly designated Preferred Stock eliminates the conversion and economic rights associated with the prior preferred stock.

The foregoing description is qualified in its entirety by reference to the Certificate of Designation, which is filed as Exhibit 3.1 to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Designation of Special 2025 Series A Preferred Stock of Cyber Enviro-Tech, Inc.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYBER ENVIRO-TECH, INC.

	By:	/s/ Kim D. Southworth
Date: March 17, 2026	Name:	Kim D. Southworth, Chief Executive Officer